UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2018

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 1,  2018, Blueprint Medicines Corporation (the “Company”) entered into a Collaboration and License Agreement (the “CStone Collaboration Agreement”) with CStone Pharmaceuticals (“CStone”), pursuant to which the Company granted CStone exclusive rights to develop and commercialize the Company’s drug candidates avapritinib, BLU-554 and BLU-667, including back-up forms and certain other forms thereof (the “Licensed Products”),  in Mainland China, Hong Kong, Macau and Taiwan (each, a “region” and collectively, the “Territory”), either as a monotherapy or as part of a combination therapy. The Company will retain exclusive rights to the Licensed Products outside the Territory.

Subject to the terms of the CStone Collaboration Agreement, the Company will receive an upfront cash payment of $40.0 million and will be eligible to receive up to approximately $346.0 million in milestone payments, including $118.5 million related to development and regulatory milestones and $227.5 million related to sales-based milestones. In addition, CStone will be obligated to pay the Company tiered percentage royalties on a Licensed Product-by-Licensed Product basis ranging from the mid-teens to low twenties on annual net sales of each Licensed Product in the Territory, subject to adjustment in specified circumstances. CStone will be responsible for costs related to the development of the Licensed Products in the Territory, other than specified costs related to the development of BLU-554 as a combination therapy in the Territory that will be shared by the Company and CStone.

Pursuant to the terms of the CStone Collaboration Agreement, CStone will be responsible for conducting all development and commercialization activities in the Territory related to the Licensed Products, and the Company and CStone plan to conduct a  proof-of-concept clinical trial in China evaluating BLU-554 in combination with CS1001,  a clinical stage anti-programmed death ligand-1 (“PD-L1”) immunotherapy being developed by CStone, as a first-line therapy for the treatment of patients with hepatocellular carcinoma (“HCC”).

Subject to specified exceptions,  during the term of the CStone Collaboration Agreement,  each party has agreed that neither it nor its affiliates will conduct specified development and commercialization activities in the Territory related to selective inhibitors of FGFR4, KIT, PDGFRα and RET. In addition, under the CStone Collaboration Agreement, each party has granted the other party specified intellectual property licenses to enable the other party to perform its obligations and exercise its rights under the CStone Collaboration Agreement, including license grants to enable each party to conduct research, development and commercialization activities pursuant to the terms of the CStone Collaboration Agreement.

The CStone Collaboration Agreement will continue on a Licensed Product-by-Licensed Product and region-by-region basis until the later of (i) 12 years after the first commercial sale of a Licensed Product in a region in the Territory and (ii) the date of expiration of the last valid patent claim related to the Company’s patent rights or any joint collaboration patent rights for the Licensed Product that covers the composition of matter, method of use or method of manufacturing such Licensed Product in such region. Subject to the terms of the CStone Collaboration Agreement,  CStone may terminate the CStone Collaboration Agreement in its entirety or with respect to one or more Licensed Products for convenience by providing written notice to the Company after June 1, 2019,  and CStone may terminate the CStone Collaboration Agreement with respect to a Licensed Product for convenience at any time by providing written notice to the Company following the occurrence of specified events. In addition, the Company may terminate the CStone Collaboration Agreement under specified circumstances if CStone or certain other parties challenges the Company’s patent rights or any joint collaboration patent rights or if CStone or its affiliates do not conduct any material development or commercialization activities with respect to one or more Licensed Products for a specified period of time, subject to specified exceptions.  Either party may terminate the CStone Collaboration Agreement for the other party’s uncured material breach or insolvency. In certain termination circumstances, the parties are entitled to retain specified licenses to be able to continue to exploit the Licensed Products, and in the event of termination by CStone for the Company’s uncured material breach, the Company will be obligated to pay CStone a low single digit percentage royalty on a Licensed Product-by-Licensed Product on annual net sales of such Licensed Product in the Territory, subject to a cap and other specified exceptions.

The foregoing description of the material terms of the CStone Collaboration Agreement is qualified in its entirety by reference to the complete text of the CStone Collaboration Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018.

Item 7.01  Regulation FD Disclosure.

On June 4, 2018, the Company and CStone issued a joint press release regarding the CStone Collaboration Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).  The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

In the second quarter of 2018, the Company achieved a $10.0 million research milestone under its Collaboration and License Agreement (the “Roche Collaboration Agreement”) with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”), which the Company expects to receive by the end of the second quarter of 2018.

The Company expects that its cash,  cash equivalents and investments of $621.1 million as of March 31, 2018, together with the $10.0 million milestone payment under the Roche Collaboration Agreement and the $40.0 million upfront cash payment under the CStone Collaboration Agreement but excluding any potential additional option fees,  milestone payments or other payments under the Roche Collaboration Agreement and the CStone Collaboration Agreement,  will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the second half of 2020.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 of this Form 8-K shall be deemed to be furnished and not filed:

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation and CStone Pharmaceuticals on June 4, 2018

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the CStone Collaboration Agreement, including anticipated milestone and other payments under the CStone Collaboration Agreement; plans and timelines for initiating a proof-of-concept clinical trial in China evaluating BLU-554 in combination with CS1001, CStone’s clinical-stage anti-PD-L1 immunotherapy, as a first-line therapy for patients with HCC; statements about the Company’s expectations regarding the Company’s ability to fund its operating expenses and capital expenditure requirements into the second half of 2020; and the Company’s strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Form 8-K are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Form 8-K, including the risk factors discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 2, 2018, and any other filings that the Company has made or may make with the SEC in the future. Any forward-looking statements contained in this Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: June 4, 2018	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer